Exhibit 10.37

AMENDED AND RESTATED PURCHASE MONEY LOAN GUARANTEE AND

COLLATERAL AGREEMENT

dated as of

April 30, 2009,

among

SIRIUS XM RADIO INC.,

ITS SUBSIDIARIES IDENTIFIED HEREIN

and

LIBERTY MEDIA CORPORATION,

as Collateral Agent

Schedules

Schedule I	Subsidiary Guarantors
Schedule II	Article 9 Collateral

Exhibits

Exhibit I	Form of Supplement

AMENDED AND RESTATED PURCHASE MONEY LOAN GUARANTEE AND COLLATERAL AGREEMENT dated as of April 30, 2009 (this “Agreement”) among SIRIUS XM RADIO INC., a Delaware corporation (the “Borrower”), the subsidiaries of the Borrower from time to time party hereto and LIBERTY MEDIA CORPORATION (“Liberty”), as Collateral Agent.

PREAMBLE

WHEREAS, pursuant to that certain Term Credit Agreement dated as of February 17, 2009 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders from time to time party thereto and Liberty, as Administrative Agent and Collateral Agent, the Lenders have agreed to extend credit to the Borrower, subject to the terms and conditions set forth in the Credit Agreement;

WHEREAS, the parties hereto entered into that certain Purchase Money Loan Guarantee and Collateral Agreement dated as of February 17, 2009 (the “Existing Agreement”);

WHEREAS, the Borrower desires to draw the initial Purchase Money Loan pursuant to Section 2.01 of the Credit Agreement;

WHEREAS, the Borrower intends that the Purchase Money Loans be secured by the collateral set forth on Schedule II hereto;

WHEREAS, it is a condition precedent to the obligation of the Purchase Money Lenders to make Purchase Money Loans that the Borrower shall have delivered such documents and instruments as may be reasonably requested by the Collateral Agent to be delivered to create and perfect the Liens on the Collateral securing such Purchase Money Loans; and

WHEREAS, the Subsidiary Guarantors are Affiliates of the Borrower, will derive substantial benefits from the extension of Purchase Money Loans to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Purchase Money Lenders to extend such Purchase Money Loans;

NOW THEREFORE, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Credit Agreement. (a) Capitalized terms used in this Agreement (including the preamble hereto) and not otherwise defined herein have the meanings specified in the Credit Agreement. All terms used in this Agreement and not defined herein or in the Credit Agreement have the meanings specified in Article 9 of the New York UCC (as defined herein) or, when the context requires, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.

(b) The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Agreement.

SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Article 9 Collateral” has the meaning assigned to such term in Section 3.01.

“Borrower” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Claiming Party” has the meaning assigned to such term in Section 5.02.

“Collateral” means the Article 9 Collateral.

“Contributing Party” has the meaning assigned to such term in Section 5.02.

“Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Intellectual Property” means all intellectual property of every kind and nature now owned or hereafter acquired by any Loan Party, including inventions, designs, patents, copyrights, licenses, trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

“Liberty” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Loan Parties” means the Borrower and the Subsidiary Guarantors.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Purchase Money Lenders” means the Lenders having Purchase Money Loans or having Purchase Money Loan Commitments.

“Purchase Money Obligations” means (a) the due and punctual payment by the Borrower of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Purchase Money Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations of the Borrower to any of the Purchase Money Lenders under the Credit Agreement or any other Loan Document, including obligations to pay fees, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), and (b) the due and punctual payment or performance of all other obligations of any Loan Party to any Purchase Money Lender under or pursuant to the Credit Agreement or any other Loan Document.

“Purchase Money Secured Parties” means (a) the Purchase Money Lenders, (b) the Administrative Agent, (c) the Collateral Agent, (d) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document in respect of the Purchase Money Loans, (e) each other Person to whom any of the Purchase Money Obligations is owed and (f) the permitted successors and assigns of each of the foregoing.

“Satellite Codes” has the meaning assigned to such term in Section 3.03(f).

“Satellite Vendor” means, with respect to any satellite, the prime contractor and manufacturer of such satellite.

“Security Interest” has the meaning assigned to such term in Section 3.01.

“Subsidiary Guarantors” means (a) the Subsidiaries identified on Schedule I and (b) each other Subsidiary that becomes a party to this Agreement as a Subsidiary Guarantor after the Effective Date.

“Term Loan Obligations” means all Obligations other than the Purchase Money Obligations.

ARTICLE II

Guarantee

SECTION 2.01. Guarantee. (a) Each Subsidiary Guarantor unconditionally guarantees, jointly with the other Subsidiary Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment of the Purchase Money Obligations. Each Subsidiary Guarantor further agrees that the Purchase Money Obligations may be extended, increased or renewed, in whole or in part, or amended or modified without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension, increase or renewal, or amendment or modification, of any Purchase Money Obligation, and agrees to pay any and all expenses (including, without limitation, fees and expenses of counsel) incurred by any Agent or any Purchase Money Lender in enforcing any rights under this guarantee or any other Loan Document. Each Subsidiary Guarantor does hereby (i) waive notice of acceptance of this guarantee; (ii) waive any notices or demands that are not required by this Agreement or the Credit Agreement, as well as any other notices or demands that may otherwise be imposed by law; (iii) waive any and all rights that such Subsidiary Guarantor may have under any antideficiency statute or similar protections; (iv) agree not to assert any defense, right of set off or other claim which such Subsidiary Guarantor may have against the Borrower; (v) waive presentment, demand for performance, notice of nonperformance or dishonor, protest and notice of protest, promptness, diligence in collection and any and all formalities which otherwise might be legally required to charge such Subsidiary Guarantor with liability; and (vi) waive and agree not to assert or take advantage of assertion or claim that the automatic stay provided by 11 U.S. Code §362 (arising upon the voluntary or involuntary bankruptcy proceeding of the Borrower) or any other stay or delay provided under any debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable to the Borrower, shall operate or be interpreted to stay, interdict, condition, reduce or inhibit the ability of the Collateral Agent to enforce any of its rights which the Collateral Agent may have against such Subsidiary Guarantor pursuant to this Agreement.

(b) Without limiting the generality of the foregoing, each Subsidiary Guarantor’s liability shall be extended to all amounts that constitute part of the Purchase Money Obligations and would be owed by any other Loan Party to any Agent or Purchase Money Lender under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

(c) Each Subsidiary Guarantor, and by its acceptance of this guarantee, each Agent and each Purchase Money Lender, hereby confirms that it is the intention of all such Persons that this guarantee and the Purchase Money Obligations of each Subsidiary Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Title 11 U.S. Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this guarantee and the Purchase Money Obligations of each Subsidiary Guarantor hereunder. To effectuate the foregoing intention, the Collateral Agent, on behalf of the Purchase Money Lenders, and the Subsidiary Guarantors hereby irrevocably agree that the Purchase Money Obligations of each Subsidiary Guarantor under this guarantee at any time shall be limited to the maximum amount as will result in the Purchase Money Obligations of such Subsidiary Guarantor under this guarantee not constituting a fraudulent conveyance or transfer.

SECTION 2.02. Guarantee of Payment. Each Subsidiary Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Collateral Agent or any other Secured Party to any security held for the payment of the Purchase Money Obligations or to any balance of any deposit account or credit on the books of the Collateral Agent or any other Secured Party in favor of the Borrower or any other Person.

SECTION 2.03. No Limitations. (a) Except for termination of a Subsidiary Guarantor’s obligations hereunder as expressly provided in Section 6.13, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise of any of the Purchase Money Obligations, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Purchase Money Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Collateral Agent or any other Purchase Money Secured Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Subsidiary Guarantor under this Agreement; (iii) the release of, or any impairment of or failure to perfect any Lien on or security interest in, any security held by the Collateral Agent or any other Purchase Money Secured Party for the Purchase Money Obligations or any of them; (iv) any default, failure or delay, willful or otherwise, in the performance of the Purchase Money Obligations; or (v) any other act or omission that may or might in any manner or to any extent vary the risk of any Subsidiary Guarantor or otherwise operate as a discharge of any Subsidiary Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Purchase Money Obligations). Each Subsidiary Guarantor expressly authorizes the Secured Parties to take and hold security for the payment and performance of the Purchase Money Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other Subsidiary Guarantors or obligors upon or in respect of the Purchase Money Obligations, all without affecting the obligations of any Subsidiary Guarantor hereunder.

(b) To the fullest extent permitted by applicable law, each Subsidiary Guarantor waives any defense based on or arising out of any defense of the Borrower or any other Subsidiary Guarantor or the unenforceability of the Purchase Money Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Subsidiary Guarantor, other than the indefeasible payment in full in cash of all the Purchase Money Obligations. The Collateral Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Purchase Money Obligations, make any other accommodation with the Borrower or any Subsidiary Guarantor or exercise any other right or remedy available to them against the Borrower or any Subsidiary Guarantor, without affecting or impairing in any way the liability of any Subsidiary Guarantor hereunder except to the extent the Purchase Money Obligations have been fully and indefeasibly paid in full in cash. To the fullest extent permitted by applicable law, each Subsidiary Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Subsidiary Guarantor against the Borrower or any other Subsidiary Guarantor, as the case may be, or any security. Each Subsidiary Guarantor acknowledges that it will receive substantial direct benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in this Section 2.03 are knowingly made in contemplation of such benefits.

SECTION 2.04. Reinstatement. Each Subsidiary Guarantor agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Purchase Money Obligation is rescinded or must otherwise be restored by the Collateral Agent or any other Purchase Money Secured Party upon the bankruptcy or reorganization of the Borrower, any Subsidiary Guarantor or otherwise.

SECTION 2.05. Agreement to Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Collateral Agent or any other Purchase Money Secured Party has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Borrower or any Subsidiary Guarantor to pay any Purchase Money Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Subsidiary Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Collateral Agent for distribution to the applicable Purchase Money Secured Parties in cash the amount of such unpaid Purchase Money Obligation. Upon payment by any Subsidiary Guarantor of any sums to the Collateral Agent as provided above, all rights of such Subsidiary Guarantor against the Borrower or any other Subsidiary Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article VI.

SECTION 2.06. Information. Each Subsidiary Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s and each other Subsidiary Guarantor’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Purchase Money Obligations and the nature, scope and extent of the risks that such Subsidiary Guarantor assumes and incurs hereunder, and agrees that none of the Collateral Agent or the other Purchase Money Secured Parties will have any duty to advise such Subsidiary Guarantor of information known to it or any of them regarding such circumstances or risks.

ARTICLE III

Security Interests in Personal Property

SECTION 3.01. Security Interest. (a) As security for the payment in full of the Purchase Money Obligations, each Loan Party hereby pledges to the Collateral Agent, its permitted successors and assigns, for the benefit of the Purchase Money Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Purchase Money Secured Parties, a security interest (the “Security Interest”) in all right, title or interest in or to any and all of the assets and properties of such Loan Party described on Schedule II attached hereto and made a part hereof, as such Schedule II may be supplemented or modified from time to time to describe additional assets and properties of such Loan Party granted to secure such Loan Party’s Purchase

Money Obligations (collectively, the “Article 9 Collateral”), together with all books and records pertaining to the Article 9 Collateral, and, to the extent not otherwise included, all Proceeds and products of the Article 9 Collateral and all assets and property affixed or appurtenant thereto.

(b) Each Loan Party hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in the proper jurisdictions any initial financing statements (including, if applicable, fixture filings) with respect to the Article 9 Collateral or any part thereof and amendments thereto and continuations thereof that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (i) statements as to whether such Loan Party is an organization, the type of organization and any organizational identification number issued to such Loan Party and (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Article 9 Collateral relates. Each Loan Party agrees to provide such information to the Collateral Agent promptly upon request.

Each Loan Party also ratifies its authorization for the Collateral Agent to file in any proper jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

(c) The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Purchase Money Secured Party to, or in any way alter or modify, any obligation or liability of any Loan Party with respect to or arising out of the Article 9 Collateral (other than the duties expressly created hereunder).

SECTION 3.02. Representations and Warranties. The Loan Parties jointly and severally represent and warrant to the Collateral Agent and the other Purchase Money Secured Parties that:

(a) Each Loan Party has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent, for the benefit of the Purchase Money Secured Parties, the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained.

(b) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name and place of organization of each Loan Party, is correct and complete as of the Effective Date. The Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations prepared by the Collateral Agent based upon the information provided to the Collateral Agent in the Perfection Certificate for filing in each governmental, municipal or other office specified in Schedule 6 to the Perfection Certificate (or specified by notice from the Borrower to the Collateral Agent after the Effective Date in the case of filings, recordings or registrations required by

Section 5.12 of the Credit Agreement), are all the filings, recordings and registrations that are necessary to publish notice of, perfect and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Purchase Money Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements.

(c) The Article 9 Collateral is owned by the Loan Parties free and clear of any Lien, except for Liens created under the Loan Documents and the Permitted Liens. None of the Loan Parties has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral or (ii) any assignment in which any Loan Party assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens created under the Loan Documents and the Permitted Liens.

SECTION 3.03. Covenants. (a) Upon the occurrence and during the continuance of an Event of Default, each Loan Party shall, upon reasonable request of the Collateral Agent, promptly prepare and deliver to the Collateral Agent a duly certified schedule or schedules in form and detail satisfactory to the Collateral Agent showing the identity, amount and location of any and all Article 9 Collateral.

(b) Each Loan Party agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including, if applicable, fixture filings) or other documents in connection herewith or therewith.

Without limiting the generality of the foregoing, each Loan Party hereby authorizes the Collateral Agent, with prompt notice thereof to the Loan Parties, to supplement this Agreement by supplementing Schedule II or adding additional schedules hereto to specifically identify any asset or item that may constitute Article 9 Collateral financed with the proceeds of any Purchase Money Loans; provided that any Loan Party shall have the right, exercisable within 10 days after it has been notified by the Collateral Agent of the specific identification of such additional Article 9 Collateral, to advise the Collateral Agent in writing of any inaccuracy (i) with respect to such supplement or additional schedule or (ii) of the representations and warranties made by such Loan Party hereunder with respect to such Collateral. Each Loan Party agrees that it will use its reasonable best efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Collateral within 30 days after the date it has been notified by the Collateral Agent of the specific identification of such Collateral.

(c) At its option, the Collateral Agent may, upon the occurrence and during the continuance of an Event of Default, discharge past due taxes, assessments, charges, fees and Liens at any time levied or placed on the Article 9 Collateral and not permitted pursuant to Section 5.07 or 6.08 of the Credit Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Loan Party fails to do so as required by the Credit Agreement or this Agreement, and each Loan Party jointly and severally agrees to reimburse the Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided that nothing in this paragraph shall be interpreted as excusing any Loan Party from the performance of, or imposing any obligation on the Collateral Agent or any Purchase Money Secured Party to cure or perform, any covenants or other promises of any Loan Party with respect to taxes, assessments, charges, fees or Liens and maintenance as set forth herein or in the other Loan Documents.

(d) Each Loan Party shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral, all in accordance with the terms and conditions thereof.

(e) Each Loan Party irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Loan Party’s true and lawful agent (and attorney-in-fact) for the purpose, after the occurrence and during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Loan Party on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Loan Party at any time or times shall fail to obtain or maintain any of the policies of insurance required by the Credit Agreement or to pay any premium in whole or part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of the Loan Parties hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent deems advisable. All sums disbursed by the Collateral Agent in connection with this paragraph, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Loan Parties to the Collateral Agent and shall be additional Purchase Money Obligations secured hereby.

(f) Each Loan Party will, and will cause each of the Restricted Subsidiaries to, at the Loan Parties’ expense, promptly following the request of the Collateral Agent (which may only be made following the occurrence and during the continuance of an Event of Default), (i) deliver to the Collateral Agent, subject to having obtained any consent or approval of, or registration or filing with, any Governmental

Authority for such delivery, all access codes, command codes and command encryption necessary to establish access to and perform tracking, telemetry, control and monitoring of any Satellite constituting Article 9 Collateral, including activation and control of any spacecraft subsystems and payload components and the transponders thereon (such access codes, command codes and command encryption being collectively referred to as the “Satellite Codes”), in each case where such Satellite Codes are in possession, or subject to the control, of the Borrower or any Restricted Subsidiary, (ii) use its reasonable best efforts to obtain any consent or approval of, or registration or filing with, any Governmental Authority referred to in clause (i) above or otherwise required to effect any transfer of operational control over any Satellite and related technical data (including any license approving the export or re-export of such Satellite to any Person as designated by the Collateral Agent) and (iii) deliver to the Collateral Agent written evidence of the issuance of any such consent, approval, registration or filing once such consent, approval, registration or filing has been obtained.

(g) Each Loan Party will, and will cause each of the Restricted Subsidiaries to, at the Loan Parties’ expense, promptly following the request of the Collateral Agent (which may only be made following the occurrence and during the continuance of an Event of Default), use its reasonable best efforts to obtain from each provider (other than the Borrower or any Restricted Subsidiary) of tracking, telemetry, control and monitoring services for any Satellite constituting Article 9 Collateral, an agreement of such provider with the Collateral Agent (i) to deliver to the Collateral Agent, promptly following notification by the Collateral Agent that an Event of Default has occurred and is continuing, subject to having obtained any consent or approval of, or registration or filing with, any Governmental Authority for such delivery, all Satellite Codes in possession, or subject to the control, of such provider and, following delivery thereof, not change any such Satellite Codes without promptly furnishing to the Collateral Agent the new Satellite Codes, (ii) to use its reasonable best efforts, upon notification by the Collateral Agent that an Event of Default has occurred and is continuing, to obtain any consent or approval of, or registration or filing with, any Governmental Authority referred to in clause (i) above or otherwise required to effect any transfer of operational control over any Satellite for which such provider is providing any of the abovementioned services and related technical data and (iii) to deliver to the Collateral Agent written evidence of the issuance of any such consent, approval, registration or filing once such consent, approval, registration or filing has been obtained. If, notwithstanding the Loan Parties’ and the Restricted Subsidiaries’ having used their reasonable best efforts to obtain the agreements referred to in this paragraph, any such agreement shall not have been so obtained, each Loan Party shall, and shall cause the Restricted Subsidiaries to, instruct each such provider of tracking, telemetry, control and monitoring services (and each manufacturer of any Satellite that has not yet been launched) to cooperate in providing the Satellite Codes, consents, approvals, registrations and filings referred to in this paragraph.

(h) In the event that the United States signs and ratifies the Protocol on Space Assets to the Capetown Convention on Mobile Equipment, then each Loan Party shall ensure that any international interests (as defined in such Convention) with respect to space assets (as defined in such Protocol) constituting Article 9 Collateral are properly registered with the international registry referred to therein and shall otherwise take all actions reasonably requested by the Collateral Agent to ensure that the security interest of the Collateral Agent is fully perfected and protected under such Protocol and such Convention.

(i) No Loan Party shall sell, lease, transfer or otherwise dispose of all or any part of any Article 9 Collateral without the prior written consent of the Collateral Agent, which consent shall not be unreasonably withheld.

ARTICLE IV

Remedies

SECTION 4.01. Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, each Loan Party agrees to deliver, on demand, each item of Article 9 Collateral to the Collateral Agent or any Person designated by the Collateral Agent, and it is agreed that the Collateral Agent shall have the right to, with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and without liability for trespass to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Loan Party agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Article 9 Collateral at a public or private sale, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. Each such purchaser at any sale of Article 9 Collateral shall hold the property sold absolutely, free from any claim or right on the part of any Loan Party, and each Loan Party hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Loan Party now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Collateral Agent shall give the applicable Loan Parties 10 days’ written notice (which each Loan Party agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Article 9 Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Article 9 Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Article 9 Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Article 9 Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Article 9 Collateral is made on credit or for future delivery, the Article 9 Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent and the other Purchase Money Secured Parties shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Article 9 Collateral so sold and, in case of any such failure, such Article 9 Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Purchase Money Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Loan Party (all said rights being also hereby waived and released to the extent permitted by law), the Article 9 Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Purchase Money Secured Party from any Loan Party as a credit against the purchase price, and such Purchase Money Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Loan Party therefor. For purposes hereof, a written agreement to purchase the Article 9 Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Loan Party shall be entitled to the return of the Article 9 Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Purchase Money Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Article 9 Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 4.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

The Collateral Agent acknowledges that the exercise of its rights and remedies hereunder, including the rights set forth in this Section 4.01, may require prior approval of, or notice to, the FCC pursuant to the Communications Act of 1934, as amended, and the regulations promulgated thereunder.

SECTION 4.02. Application of Proceeds. The Collateral Agent shall apply the proceeds of any collection or sale of Article 9 Collateral as follows:

FIRST, to the payment of all costs and expenses incurred by the Collateral Agent in connection with such collection or sale or otherwise in connection with this Agreement, any other Loan Document or any of the Purchase Money Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Loan Document on behalf of any Loan Party and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

SECOND, to the payment in full of the Purchase Money Obligations (the amounts so applied to be distributed among the Purchase Money Secured Parties pro rata in accordance with the amounts of the Purchase Money Obligations owed to them on the date of any such distribution); and

THIRD, to the Loan Parties, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Article 9 Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Article 9 Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

SECTION 4.03. Grant of License to Use Intellectual Property. Solely for the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Loan Party hereby grants to the Collateral Agent an irrevocable (except upon the indefeasible payment in full in cash of all the Purchase Money Obligations), nonexclusive license (exercisable without payment of royalty or other compensation to the Loan Parties) to use, license or sublicense Intellectual Property of such Loan Party that is necessary for the operation, maintenance or use of the Article 9 Collateral now or hereafter owned by such Loan Party, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Collateral Agent may be exercised, at the option of the Collateral Agent, only upon the occurrence and during the continuation of an Event of Default as part of the Collateral Agent’s exercise of remedies hereunder.

ARTICLE V

Indemnity, Subrogation and Subordination

SECTION 5.01. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Subsidiary Guarantors may have under applicable law (but subject to Section 5.03), the Borrower agrees that (a) in the event a payment of an obligation shall be made by any Subsidiary Guarantor under this Agreement, the Borrower shall indemnify such Subsidiary Guarantor for the full amount of such payment and such Subsidiary Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Subsidiary Guarantor shall be sold pursuant to this Agreement or any other Security Document to satisfy in whole or in part an obligation owed to any Secured Party, the Borrower shall indemnify such Subsidiary Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

SECTION 5.02. Contribution and Subrogation. Each Subsidiary Guarantor (a “Contributing Party”) agrees (subject to Section 5.03) that, in the event a payment shall be made by any other Subsidiary Guarantor hereunder in respect of any Obligation or assets of any other Subsidiary Guarantor shall be sold pursuant to any Security Document to satisfy any Purchase Money Obligation (other, in each case, than a Purchase Money Obligation for the incurrence of which such other Subsidiary Guarantor received fair and adequate consideration) and such other Subsidiary Guarantor (the “Claiming Party”) shall not have been fully indemnified by the Borrower as provided in Section 5.01, the Contributing Party shall indemnify the Claiming Party in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party on the date hereof and the denominator shall be the aggregate net worth of all the Subsidiary Guarantors on the date hereof (or, in the case of any Subsidiary Guarantor becoming a party hereto pursuant to Section 6.14, the date of the supplement hereto executed and delivered by such Subsidiary Guarantor). Any Contributing Party making any payment to a Claiming Party pursuant to this Section 5.02 shall be subrogated to the rights of such Claiming Party under Section 5.01 to the extent of such payment.

SECTION 5.03. Subordination. (a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Subsidiary Guarantors under Sections 5.01 and 5.02 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Purchase Money Obligations. No failure on the part of any Subsidiary Guarantor to make the payments required by Sections 5.01 and 5.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Subsidiary Guarantor with respect to its Purchase Money Obligations hereunder, and each Subsidiary Guarantor shall remain liable for the full amount of the obligations of such Subsidiary Guarantor hereunder.

(b) Each Subsidiary Guarantor hereby agrees that all Indebtedness and other monetary obligations owed to it by Borrower, any other Subsidiary Guarantor or any other Subsidiary shall be fully subordinated to the indefeasible payment in full in cash of the Purchase Money Obligations.

ARTICLE VI

Miscellaneous

SECTION 6.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Guarantor shall be given to it in care of the Borrower as provided in Section 9.01 of the Credit Agreement.

SECTION 6.02. Waivers; Amendment. (a) No failure or delay by the Collateral Agent or any other Secured Party in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent, the Administrative Agent and the other Purchase Money Secured Parties hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 6.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Collateral Agent, any Purchase Money Lender or any other Person may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Credit Agreement.

SECTION 6.03. Collateral Agent’s Fees and Expenses; Indemnification. (a) The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 9.03 of the Credit Agreement.

(b) Without limitation of its indemnification obligations under the other Loan Documents, each Loan Party jointly and severally agrees to indemnify the Collateral Agent and the other Indemnitees (as defined in Section 9.03(b) of the Credit Agreement) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of counsel, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing or to the Article 9 Collateral, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto and whether or not such claim, litigation, investigation or proceeding is brought by any Loan Party or any of its Affiliates or a third party; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. To the extent permitted by applicable law, none of the Loan Parties shall assert, and each Loan Party hereby waives, any claim against the Collateral Agent or any other Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

(c) Any such amounts payable as provided hereunder shall be additional Purchase Money Obligations secured hereby and by the other Security Documents securing the Purchase Money Obligations. The provisions of this Section 6.03 shall survive and remain in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Purchase Money Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Collateral Agent or any other Purchase Money Secured Party. All amounts due under this Section 6.03 shall be payable promptly after written demand therefor.

SECTION 6.04. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Loan Party or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 6.05. Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties herein or in any other Loan Document or in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto or thereto and shall survive the execution and delivery of this Agreement and any other Loan Document and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Collateral Agent or any other Secured Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under any Loan Document is outstanding and unpaid.

SECTION 6.06. Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. This Agreement shall become effective as to any Loan Party when a counterpart hereof executed on behalf of such Loan Party shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Loan Party and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Loan Party, the Collateral Agent and the other Purchase Money Secured Parties and their respective successors and assigns, except that no Loan Party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Article 9 Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Loan Party and may be amended, modified, supplemented, waived or released with respect to any Loan Party without the approval of any other Loan Party and without affecting the obligations of any other Loan Party hereunder.

SECTION 6.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 6.08. Right of Set-Off. If an Event of Default shall have occurred and be continuing, each Agent, each Purchase Money Lender and each of their Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated) at any time held and other obligations at any time owing by such Agent, Purchase Money Lender or Affiliate to or for the credit or the account of the Subsidiary Guarantors against any overdue obligations of such Subsidiary Guarantor now or hereafter existing under this Agreement or any other Loan Document that are held by such Agent or Purchase Money Lender, irrespective of whether or not such Agent or Purchase Money Lender shall have made any demand under this Agreement or such other Loan Document. The rights of each Purchase Money Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Agent or Purchase Money Lender may have.

SECTION 6.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) Each of the Loan Parties hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Collateral Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party, or its properties in the courts of any jurisdiction.

(c) Each of the Loan Parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section 6.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 6.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 6.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.10.

SECTION 6.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 6.12. Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Article 9 Collateral and all obligations of each Loan Party hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Purchase Money Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Purchase Money Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Purchase Money Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party in respect of the Obligations or this Agreement.

SECTION 6.13. Termination or Release. (a) This Agreement, the Guarantees made herein, the Security Interest and all other security interests granted hereby shall terminate when all the Obligations (other than, with respect to the termination of the Security Interest and all other security interests granted hereby only, any Obligations that consists solely of contingent obligations) have been indefeasibly paid in full and the Lenders have no further commitment to lend under the Credit Agreement. In connection with any termination pursuant to this paragraph, the Collateral Agent shall execute and deliver to any Subsidiary Guarantor, at such Subsidiary Guarantor’s expense, all Uniform Commercial Code termination statements and any other documents that such Subsidiary Guarantor shall reasonably request to evidence such termination. Any execution and delivery of documents pursuant to this Section 6.13 shall be without recourse to, or representation of warranty by, the Collateral Agent or any other Secured Party.

(b) Release of any Subsidiary Guarantor from its obligations hereunder and of the Security Interest in any Article 9 Collateral shall be governed by Section 9.13 of the Credit Agreement.

SECTION 6.14. Additional Subsidiaries. Pursuant to Section 5.11 of the Credit Agreement, certain Subsidiaries not originally parties hereto may be required from time to time to enter in this Agreement as Subsidiary Guarantors. Upon execution and delivery by the Collateral Agent and a Subsidiary of an instrument in the form of Exhibit I hereto, such Subsidiary shall become a Subsidiary Guarantor hereunder with the same force and effect as if originally named as a Subsidiary Guarantor herein. The execution and delivery of any such instrument shall not require the consent of any other Loan Party hereunder. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Agreement.

SECTION 6.15. Collateral Agent Appointed Attorney-in-Fact. Each Loan Party hereby appoints the Collateral Agent the attorney-in-fact of such Loan Party for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, but only upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of such Loan Party (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Article 9 Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Article 9 Collateral; (c) to sign the name of any Loan Party on any invoice or bill of lading relating to any of the

Article 9 Collateral; (d) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Article 9 Collateral or to enforce any rights in respect of any Article 9 Collateral; (e) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Article 9 Collateral; and (f) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Article 9 Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Article 9 Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Article 9 Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Purchase Money Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Loan Party for any act or failure to act hereunder, except for their own gross negligence, bad faith or willful misconduct.

SECTION 6.16. Specific Performance. The parties agree that irreparable damage would occur and that the Purchase Money Lenders and the other Purchase Money Secured Parties would not have any adequate remedy at law in the event that any provision of Sections 3.03(f), 3.03(g) and 3.03(h) were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Administrative Agent and the Required Lenders shall be entitled to an injunction or injunctions to prevent breaches of such Sections by any Loan Party and to enforce specifically the terms and provisions of this Agreement in any court referred to in Section 6.09(b), this being in addition to any other remedy to which they are entitled at law or in equity. Each Loan Party hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance referred to in the immediately preceding sentence that may be brought by the Administrative Agent or the Required Lenders.

SECTION 6.17. Amendment and Restatement of Existing Agreement. This Agreement shall amend and restate the Existing Agreement. Each Loan Party who has provided a guarantee or granted to the Collateral Agent a security interest in any of the Article 9 Collateral pursuant to the Existing Agreement and the Collateral Agent intend that this Agreement shall not cause a novation of any of such guarantee or such grants of security interests or the obligations of such Loan Party under the Existing Agreement, nor shall it extinguish, terminate or impair such Loan Party’s guarantee, grant of security interests or obligations or the rights or remedies of the Purchase Money Secured Parties under the Existing Agreement or any other Collateral Agreement; provided that all such guarantees, grants of security interests, obligations, rights and remedies shall be on the terms and conditions of, and as set forth in, this Agreement, the Credit Agreement and the other Loan Documents. In addition, this Agreement shall not release, limit or impair in any way the priority of any security interests held by the

Collateral Agent for the benefit of the Purchase Money Secured Parties in any assets of the Loan Parties arising under the Existing Agreement or any other Collateral Agreement.

(Remainder of page intentionally left blank.)

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

SIRIUS XM RADIO INC.,

by	/s/ Patrick Donnelly
	Name:	Patrick Donnelly
	Title:	Executive Vice President, General Counsel and Secretary

LIBERTY MEDIA CORPORATION, as Collateral Agent,

by	/s/ David Flowers
	Name:	David Flowers
	Title:	SVP and Treasurer

Schedule I

to the Supplement No      to the

Guarantee and

Collateral Agreement

SUBSIDIARY GUARANTOR

SIGNATURE PAGE TO

THE GUARANTEE AND

COLLATERAL AGREEMENT

SATELLITE CD RADIO, INC.,

by	/s/ Patrick Donnelly
	Name:	Patrick Donnelly
	Title:	Secretary

SUBSIDIARY GUARANTOR

SIGNATURE PAGE TO

THE GUARANTEE AND

COLLATERAL AGREEMENT

SIRIUS ASSET MANAGEMENT COMPANY LLC

by	/s/ Patrick Donnelly
	Name:	Patrick Donnelly
	Title:	Secretary

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